ERNST & YOUNG

Ernst & Young LLP
100 Barbirolli Square
Manchester M2 3EY

Tel: 0161 333 3000
Fax: 0161 333 3001
www.ey.com/uk

The Directors
Image Metrics, Inc
1918 Main Street
2nd Floor
Santa Monica
California 90405
USA

30 October 2010

Dear Sirs

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 2010, with respect to the consolidated financial statements of Image Metrics Limited included in the Registration Statement (Form S-1) and related Prospectus of Image Metrics, Inc, dated October 30, 2010.

Ernst & Young LLP
London, England
October 30 2010

INVESTOR IN PEOPLE

The UK firm Ernst & Young LLP is a limited liability partnership registered in England and Wales with registered number OC300001 and is a member firm of Ernst & Young Global Limited. A list of members' names is available for inspection at 1 More London Place, London SE1 2AF, the firm's principal place of business and registered office.